UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2022

Carlyle Secured Lending, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00995	80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, Suite 3400
New York	New York	10017
(Address of Principal Executive Offices)		(Zip Code)
(212) 813-4900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CGBD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2022, the Board of Directors (the “Board”) of Carlyle Secured Lending, Inc. (the “Company”) appointed Aren LeeKong as the Company’s President and Chief Executive Officer, effective January 1, 2023, when Taylor Boswell and Linda Pace step down as President and Chief Executive Officer, respectively. Mr. LeeKong, 46, is currently a Director of the Company and Carlyle Credit Solutions, Inc. and a Trustee of Carlyle Secured Lending III, business development companies managed by Carlyle Global Credit Investment Management L.L.C. or an affiliate thereof.

Ms. Pace will continue to serve in her current capacity on the Company’s Board and as the Chair of the Board. Carlyle and the Board are thankful to retain her counsel and experience through her continued involvement as the Board’s Chair.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLYLE SECURED LENDING, INC.
(Registrant)

Dated: December 20, 2022	By:	/s/ Joshua Lefkowitz
Joshua Lefkowitz
Secretary